Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191706
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
SUPPLEMENT NO. 8 DATED SEPTEMBER 30, 2016
TO THE PROSPECTUS DATED APRIL 27, 2016
This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc. (the “Company”), dated April 27, 2016, Supplement No. 6 dated August 18, 2016 (which consolidated and replaced all previous supplements to the prospectus), and Supplement No. 7 dated September 21, 2016.
The purpose of this prospectus supplement is to describe the following:

(1)	the status of our public offering of shares of common stock;

(2)	the determination of an estimated per share net asset value of our Class A common stock and Class T common stock;

(3)	the revised primary offering prices per Class A share and Class T share, effective October 1, 2016;

(4)	the revised distribution reinvestment plan prices per Class A share of common stock and Class T share of common stock, effective October 1, 2016;

(5)
the revised share repurchase prices pursuant to our share repurchase program, effective September 30, 2016, and the amendment and restatement of our share repurchase program, effective October 30, 2016;

(6)	updates to the “Risk Factors” section of our prospectus;

(7)	updates to the “Plan of Distribution” section of our prospectus;

(8)	an update regarding the distribution and servicing fee payable to our dealer manager;

(9)	our indemnification agreements with our executive officers and directors;

(10)	updates regarding our credit facility; and

(11)	revised forms of our subscription agreements.
Status of Our Public Offering
We commenced our initial public offering of $2,350,000,000 of shares of our common stock (the “Offering”), consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. We are publicly offering shares of Class A common stock and Class T common stock, in any combination with a dollar value up to the maximum offering amount. As of September 28, 2016, we had accepted investors’ subscriptions for and issued approximately 66,295,000 shares of Class A common stock and 9,063,000 shares of Class T common stock in the Offering, resulting in receipt of gross proceeds of approximately $657,298,000 and $86,705,000, respectively. As of September 28, 2016, we had approximately $1,605,997,000 in Class A shares and Class T shares of common stock remaining in our Offering.
Determination of the Estimated Per Share Net Asset Value
The following information supplements, and should be read in conjunction with, all discussions contained in our prospectus regarding our calculation of an estimated per share value:
We disclose in our prospectus that our board of directors will determine an estimated per share net asset value, or NAV, based on the input of our advisor, our audit committee, and one or more independent valuation firms.
On September 29, 2016, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an estimated per share NAV of $9.07 per share of each of our Class A common stock and Class T common stock, or the Estimated Per Share NAV, as of June 30, 2016, or the Valuation Date. The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of the Valuation Date. We are providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, or FINRA, with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association, or the IPA, in April 2013, or the IPA Valuation Guidelines, in addition to guidance from the SEC. We believe that there were no material changes between the Valuation Date and the date of this supplement that would impact the Estimated Per Share NAV.

The audit committee, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.
The Estimated Per Share NAV was determined by our board of directors after consultation with our advisor and Robert A. Stanger & Co, Inc., or Stanger, an independent third-party valuation firm. The engagement of Stanger was approved by the audit committee. Stanger prepared an appraisal report, or the Appraisal Report, summarizing key information and assumptions and providing a value on 40 of the 42 properties in our portfolio as of June 30, 2016, or the Appraised Properties. Stanger also prepared a net asset value report, or the NAV Report, and together with the Appraisal Report, the Reports, which estimates the NAV of our Class A common stock and Class T common stock as of June 30, 2016. The NAV Report relied upon the Appraisal Report for the Appraised Properties, the June 30, 2016 book value of the Vibra Rehabilitation Hospital and Post Acute Las Vegas Rehabilitation Hospital development properties, or the Development Properties, Stanger’s estimate of our advisor’s subordinated share of net sales proceeds due upon liquidation of our portfolio, and our advisor's estimate of the value of our operating partnership’s credit facility and our other assets and liabilities, to calculate an estimated per share NAV of our common stock. The process for estimating the value of our assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.
Upon the audit committee’s receipt and review of the Reports, the audit committee recommended $9.07 as the estimated per share NAV of each of our Class A common stock and Class T common stock as of June 30, 2016 to our board of directors. Upon our board of directors’ receipt and review of the Reports and recommendation of the audit committee, our board of directors approved $9.07 as the estimated per share NAV of each of our Class A common stock and Class T common stock as of June 30, 2016.

The table below sets forth the calculation of our Estimated Per Share NAV as of June 30, 2016. Certain amounts are reflected net of non-controlling interests, as applicable.

Estimated Per Share NAV
(In Thousands, Except Share and Per Share Data)

	Gross	Per Share
Assets
Total Real Estate, Net	$680,551	$10.01
Cash and Cash Equivalents	35,648	0.52
Other Assets	8,402	0.12
Total Assets	724,601	10.65

Liabilities & Stockholders' Equity
Liabilities:
Credit Facility	(95,000)	(1.40)
Accounts Payable Due to Affiliates	(1,034)	(0.02)
Accounts Payable and Other Liabilities	(11,153)	(0.16)
Total Liabilities	(107,187)	(1.58)

Stockholders' Equity	617,414	9.07
Less: Advisor Promote	—	—
Stockholders' Equity, Net of Promote	$617,414	$9.07

Fully Diluted Shares Outstanding		68,037,354

	Class A Shares	Class T Shares
Estimated Value Per Share	$9.07	$9.07
Estimated Enterprise Value	None	None
Estimated Upfront Selling Commission and Dealer Manager fees	1.008	0.579
Revised Primary Offering Price Per Share	$10.078	$9.649
Methodology and Key Assumptions
In determining the Estimated Per Share NAV, our board of directors considered the recommendation of the audit committee, the Reports provided by Stanger and information provided by our advisor. Our goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the audit committee and our board of directors each deems to be appropriate valuation methodologies and assumptions.
FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets less its liabilities according to U.S. generally accepted accounting principles, nor does it represent a liquidation value of our assets and liabilities or the amount our shares of common stock would trade at on a national securities exchange. The estimated asset values may not, however, represent current market value or book value. The estimated value of the Appraised Properties does not necessarily represent the value we would receive or accept if our assets were marketed for sale. The Estimated Per Share NAV does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

Real Estate Valuation
As described above, we engaged Stanger to provide an appraisal of the Appraised Properties, which consists of 40 of the 42 properties in our portfolio as of June 30, 2016. In preparing the Appraisal Report, Stanger, among other things:

•	performed a site visit of each Appraised Property;

•
interviewed our officers or our advisor’s personnel to obtain information relating to the physical condition of each Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such leased properties;

•	reviewed lease agreements for each Appraised Property and discussed with us or our advisor certain lease provisions and factors on each property; and

•
reviewed the acquisition criteria and parameters used by real estate investors for properties similar to the subject properties, including a search of real estate data sources and publications concerning real estate buyer’s criteria, discussions with sources deemed appropriate, and a review of transaction data for similar properties.

Stanger employed the income approach to estimate the value of the Appraised Properties, which involves an economic analysis of the property based on its potential to provide future net annual income. As part of the valuation, a direct capitalization analysis and a discounted cash flow analysis were used to determine the value of our interest in the portfolio, by valuing the subject interest in each Appraised Property in the portfolio based upon the leases that encumber such property. The indicated value by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the property during the subject lease term and the proceeds from the ultimate sale of the property.
The Appraisal Report summarizes key inputs and assumptions and provides a value for each of the Appraised Properties that Stanger appraised using financial information we provided and our advisor provided. From such review, Stanger selected the appropriate cash flow discount rates, residual discount rates, and terminal capitalization rates in its discounted cash flow analysis and the appropriate direct capitalization rate in its direct capitalization analysis. In the NAV Report, the Development Properties were included at their June 30, 2016 book value.
As of June 30, 2016, the Company owned 42 properties. The total aggregate purchase price of these properties was approximately $625 million. The total aggregate purchase price of $625 million was determined in accordance with generally accepted accounting principles in the United States, or GAAP. In addition, through the Valuation Date, the Company had invested $4.2 million in capital improvements on these real estate assets since inception. As of the Valuation Date, the total value of the Appraised Properties at the Company’s respective ownership interest, as provided by Stanger, and the June 30, 2016 book value of the Development Properties was approximately $681 million. This represents an approximately 8.23% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the discounted cash flow and direct capitalization models to arrive at the appraised value of the Appraised Properties:

	Range		Weighted Average
Terminal Capitalization Rate	6.25%	10.00%	7.32%
Cash Flow Discount Rate	4.75%	9.00%	7.35%
Residual Discount Rate	7.00%	9.50%	8.01%
Direct Capitalization Rate	5.25%	7.50%	6.38%
Income and Expense Growth	3.00%		3.00%
While we believe that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Appraised Properties and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the terminal capitalization rates, discount rates and direct capitalization rates were adjusted by 25 basis points or 5.0%, assuming the value conclusion for each Appraised Property is based on the method being sensitized and all other factors remain unchanged:

	Estimated Per Share NAV due to:
	Increase	Decrease	Increase	Decrease
	25 Basis Points	25 Basis Points	5.0%	5.0%
Terminal Capitalization Rate	$8.84	$9.12	$8.79	$9.18
Cash Flow Discount Rate	$8.88	$9.07	$8.81	$9.05
Residual Discount Rate	$8.85	$9.10	$8.78	$9.18
Direct Capitalization Rate	$8.80	$9.58	$8.71	$9.70
Cash, Other Assets, Other Liabilities and Credit Facility
The fair value of our cash, other assets, other liabilities and our operating partnership’s credit facility were estimated by our advisor to approximate carrying value as of the Valuation Date.
The carrying value of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, estimated liability for distribution and servicing fees and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments.
Different parties using different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets and in response to the real estate and finance markets.
Advisor Promote
The Estimated Per Share NAV was calculated net of our advisor’s subordinated participation in net sale proceeds in the event of a liquidation of the portfolio, or the Advisor Promote, which we advised Stanger was equal to 15.0% of net sale proceeds after stockholders are paid return of capital plus a 6.0% cumulative, non-compounded return. Stanger estimated the value of the Advisor Promote at $0 as of the Valuation Date.
The Board’s Determination of the Estimated Per Share NAV
Based upon a review of the Reports provided by Stanger, upon the recommendation of the audit committee, our board of directors estimated the per share NAV of each of the Class A common stock and Class T common stock to be $9.07.
Limitations of the Estimated Per Share NAV
The various factors considered by our board of directors in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, we are providing the Estimated Per Share NAV to assist broker-dealers that participate, or participated, in our offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets or liabilities according to GAAP.
Accordingly, with respect to the Estimated Per Share NAV, we can give no assurance that:

•	a stockholder would be able to resell his or her Class A shares of common stock or Class T shares of common stock at the Estimated Per Share NAV;

•	a stockholder would ultimately realize distributions per share equal to our Estimated Per Share NAV upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of Class A common stock and Class T common stock would trade at the Estimated Per Share NAV on a national securities exchange;

•	a different independent third-party appraiser or other third-party valuation firm would agree with our Estimated Per Share NAV; or

•
the Estimated Per Share NAV, or the methodology used to estimate the Estimated Per Share NAV, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended, or other regulatory requirements.

 Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in our share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets we own.

The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2016. The Estimated Per Share NAV was based upon 68,037,354 shares of equity interest outstanding as of June 30, 2016, which was comprised of (i) 68,020,354 outstanding shares of our common stock, plus (ii) 17,000 shares of unvested restricted Class A common stock issued to our independent directors, which shares vest ratably over time.
Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. As discussed above, the Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. We currently expect to utilize an independent valuation firm to update the Estimated Per Share NAV in the second half of 2017, in accordance with IPA Valuation Guidelines, but we are not required to update the Estimated Per Share NAV more frequently than annually.
Revised Primary Offering Prices
Commencing on October 1, 2016, the offering price for shares of our Class A common stock pursuant to our primary offering is $10.078 per share, which reflects the $9.07 estimated per share NAV, a 7.0% selling commission and a 3.0% dealer manager fee, and the offering price for shares of our Class T common stock pursuant to our primary offering is $9.649 per share, which reflects the $9.07 estimated per share NAV, a 3.0% selling commission and a 3.0% dealer manager fee. Accordingly, all references to a $10.00 per Class A share primary offering price and $9.574 per Class T share primary offering price throughout the prospectus are hereby superseded and replaced with $10.078 per Class A share and $9.649 per Class T share. All subscriptions for primary offering shares that were received in good order and fully funded by the close of business on September 30, 2016 were processed using the $10.00 per Class A share primary offering price and $9.574 per Class T share primary offering price; all subscriptions for primary offering shares received and/or funded after the close of business on September 30, 2016 will be processed using a $10.078 per Class A share primary offering price and $9.649 per Class T share primary offering price.
Revised Distribution Reinvestment Plan Prices
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary - Distribution Reinvestment Plan” on page 30 of the prospectus and “Distribution Reinvestment Plan” on page 191 of the prospectus and elsewhere where the context requires:
Commencing on October 1, 2016, shares of our Class A common stock issued pursuant to our Second Amended and Restated Distribution Reinvestment Plan, or the DRIP, will be issued for $9.574 per share, which is 95% of the purchase price per Class A share in our primary offering, and shares of our Class T common stock issued pursuant to the DRIP will be issued for $9.167 per share, which is 95% of the purchase price per Class T share in our primary offering.
A participant may terminate or modify his or her participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any distribution, such termination notice must be received by the administrator at least 10 days prior to the last day of the month to which the distribution relates. Any written notice of termination should be sent by mail to DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.

The table on the cover page of our prospectus and all similar discussions appearing throughout our prospectus are superseded and replaced in their entirety as follows:

	Aggregate Price to Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)	Proceeds Before Expenses to Us(1)(3)
Primary Offering
Per Class A Share	$10.078	$0.705	$0.303	$9.07
Per Class T Share	$9.649	$0.289	$0.289	$9.07
Maximum Offering	$2,250,000,000	$157,500,000	$67,500,000	$2,025,000,000
Distribution Reinvestment Plan
Per Class A Share	$9.574	$—	$—	$9.574
Per Class T Share	$9.167	$—	$—	$9.167
Maximum Offering	$100,000,000	$—	$—	$100,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,350,000,000	$157,500,000	$67,500,000	$2,125,000,000

(1)
The table assumes that all of the primary offering gross proceeds come from sales of Class A shares. We reserve the right to reallocate shares being offered between Class A and Class T shares and between the primary offering and the distribution reinvestment plan.

(2)
The table excludes the distribution and servicing fees for Class T shares, which will be paid over time and may be paid from offering proceeds or other sources. With respect to Class T shares sold in the primary offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the most recent purchase price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from our primary offering, (iii) there are no longer any Class T shares outstanding; or (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates. We cannot predict when this will occur. No selling commissions, dealer manager fees or distribution and servicing fees will be paid on shares under the distribution reinvestment plan.

(3)
Proceeds are calculated before deducting issuer costs other than upfront selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization and offering. See "Plan Distribution" section of the prospectus.

Revised Share Repurchase Prices and the Amended and Restated Share Repurchase Program
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary - Share Repurchase Program” beginning on page 30 of the prospectus and “Share Repurchase Program” beginning on page 192 of the prospectus and elsewhere where the context requires.
In accordance with our share repurchase program, after such time as our board of directors has determined a reasonable estimate of the value of our Class A shares or Class T shares, as applicable, and unless the shares are being redeemed in connection with a stockholder’s death or Qualifying Disability, the per share repurchase price will be based on the most recent estimated value of the Class A shares or Class T shares, as applicable, as follows: after one year from the purchase date, 92.5% of the most recent estimated value of each Class A share or Class T share, as applicable; after two years from the purchase date, 95% of the most recent estimated value of each Class A share or Class T share, as applicable; after three years from the purchase date, 97.5% of the most recent estimated value of each Class A share or Class T share, as applicable; and after four years from the purchase date, 100% of the most recent estimated value of each Class A share or Class T share, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). As a result of our board of directors’ determination of the Estimated Per Share NAV, commencing on October 1, 2016, the Estimated Per Share NAV of $9.07 shall serve as the most recent estimated per share value for Class A shares and Class T shares for purposes of the share redemption program.

On September 29, 2016, the Board approved and adopted the Amended and Restated Share Repurchase Program, or the Amended and Restated SRP, which will take effect on October 30, 2016. The following information will supersede and replace the section captioned "Prospectus Summary - Share Repurchase Program" beginning on page 30 of the prospectus on October 30, 2016, the effective date of the Amended and Restated SRP.
Amended and Restated Share Repurchase Program
Our shares of Class A common stock and Class T common stock are currently not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to the significant conditions and limitations in our share repurchase program. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.
Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. We will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from the sale of shares under our distribution reinvestment plan during the prior calendar year and other operating funds, if any, as our board of directors, in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.
A stockholder must have beneficially held its Class A shares or Class T shares, as applicable for at least one year prior to offering them for sale to us through our share repurchase program, unless the Class A shares or Class T shares, as applicable, are being repurchased in connection with a stockholder’s death, Qualifying Disability, or certain other exigent circumstances. The purchase price for shares repurchased under our share repurchase program will be 100.0% of the most recent estimated value of the Class A common stock or Class T common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.
The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. We will notify our stockholders of such developments (1) in a Current Report on Form 8- K, in an annual or quarterly report, or (2) by means of a separate mailing to you. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program and the shares, if any, purchased thereunder, refer to the section of this prospectus captioned “Share Repurchase Program."
The following information will supersede and replace in its entirety the section captioned "Share Repurchase Program" beginning on page 192 of the prospectus on October 30, 2016, the effective date of the Amended and Restated SRP.
AMENDED AND RESTATED SHARE REPURCHASE PROGRAM
Prior to the time, if any, that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. A stockholder must have beneficially held its Class A shares or Class T shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program, unless the Class A shares or Class T shares, as applicable, are being repurchased in connection with a stockholder’s death, Qualifying Disability, or certain other exigent circumstances. The purchase price for shares repurchased under our share repurchase program will be 100.0% of the most recent estimated value of the Class A common stock or Class T common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.
At any time the repurchase price is determined by any method other than the net asset value of the Class A shares or Class T shares, as applicable, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining special distributions, we expect that special distributions will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for repurchase, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not repurchase any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.
Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. Subject to certain limitations described in this prospectus, we will also repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any calendar year, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. As a result, some or all of a stockholders’ shares may not be repurchased.
Our sponsor, advisor, directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisors are eligible to have their shares repurchased on the same terms as other stockholders.
Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan during the prior calendar year and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each month. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available.
If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase. Repurchase requests made (i) on behalf of a deceased stockholder or a stockholder with a Qualifying Disability; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy, or (iii) by a stockholder, due to a mandatory distribution under such stockholder’s IRA, shall be made within 360 days of such event.
A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the end of the month in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.
Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Our share repurchase program provides stockholders only a limited ability to repurchase shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.
In order for a disability to entitle a stockholder to the special repurchase terms described above, (a Qualifying Disability), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the applicable governmental agency). The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.
We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.
Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.
Our board of directors, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change our share repurchase program upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a monthly basis, depending upon when during the month our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on May 29, 2017, unless our distribution reinvestment plan offering is extended pursuant to applicable law, or the date we sell all of the shares registered for sale under our distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because share repurchases will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to repurchase shares under the share repurchase program. We will notify our stockholders of such developments (1) in a Current Report on Form 8- K, in an annual or quarterly report, or (2) by means of a separate mailing to you. During this Offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
Revised Distribution and Servicing Fee
On September 30, 2016, we entered into an amendment to our dealer manager agreement to, among other things, revise certain terms of the distribution and servicing fee payable to our dealer manager in connection with Class T shares sold in our primary offering. The following information supersedes and replaces all similar information regarding the distribution and servicing fee in the prospectus. The other terms of the distribution and servicing fee are consistent with the terms disclosed of the prospectus:
With respect to Class T shares sold in the primary offering, we pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the most recent purchase price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year.
Risk Factors
The following information supersedes and replaces the risk factor entitled “We will be required to disclose an estimated net asset value, or NAV, per share of our common stock prior to the conclusion of this Offering or shortly after the conclusion of this Offering, and the purchase price you pay for shares of our common stock in this Offering may be higher than such estimated NAV per share. The estimated NAV per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved” in the section entitled “Risk Factors - Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.” beginning on page 35 of the prospectus:

Our estimated value per share of our Class A common stock and Class T common stock are estimates as of a given point in time and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company.
The offering prices per Class A share and Class T share are based on our estimated per share NAV of each of our Class A common stock and Class T common stock as of June 30, 2016, as determined by our board of directors on September 29, 2016, which we refer to collectively as our Estimated Per Share NAV, and any applicable per share upfront selling commissions and dealer manager fees.
The price at which stockholders purchase shares and any subsequent values are likely to differ from the price at which a stockholder could resell such shares because: (1) there is no public trading market for our shares at this time; (2) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of the company, because the amount of proceeds available for investment from this offering is net of selling commissions, dealer manager fees, other organization and offering expense reimbursements and acquisition fees and expenses; (3) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the value of our investments; (4) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (5) the estimated value does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio.
Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.
There are currently no SEC, federal and state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that pursuant to FINRA rules the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. Subsequent estimates of our Estimated Per Share NAV will be done at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets.
The following risk factors supplement, and should be read in conjunction with, the section of our prospectus entitled “Risk Factors - Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.” beginning on page 34 of the prospectus:
The purchase prices you pay for shares of our Class A common stock and Class T common stock are based on the Estimated Per Share NAV at a given point in time, and any applicable per share upfront selling commissions and dealer manager fees. Our Estimated Per Share NAV is based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, our Estimated Per Share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay may be higher than the value of our assets per share of common stock at the time of your purchase.
The per share price for Class A shares and Class T shares in our primary offering and pursuant to our DRIP are based on our most recent Estimated Per Share NAV and applicable upfront commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. The audit committee of our board of directors, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine our Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.
Pursuant to the prior approval of the audit committee of our board of directors, which is solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged Robert A. Stanger & Co., Inc., or Stanger, an independent third-party valuation firm, to assist with determining the Estimated Per Share NAV. Our Estimated Per Share NAV was determined after consultation with our advisor and Stanger. Stanger prepared an appraisal report summarizing key information and assumptions and providing a value on 40 of our 42 properties in our portfolio as of June 30, 2016. Stanger also prepared a net asset value report, which estimates the Per Share NAV of each of our Class A and Class T common stock as of June 30, 2016. The valuation was based upon the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2016, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Estimated Per

Share NAV was determined by our board of directors. Subsequent estimates of our per share NAV for each of our Class A common stock and Class T common stock will be prepared at least annually.
Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. The Estimated Per Share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent Estimated Per Share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. Other than the information included in our Current Report on Form 8-K filed on September 30, 2016 regarding the Estimated Per Share NAV, we do not intend to release individual property value estimates or any of the data supporting the Estimated Per Share NAV. See the section of our prospectus captioned “Investment Objectives, Strategy and Policies - Dilution of the Net Tangible Book Value of Our Shares” for further discussion.
It may be difficult to accurately reflect material events that may impact our estimated per share NAV between valuations, and accordingly we may be selling and repurchasing shares at too high or too low a price.
Our independent third-party valuation expert will calculate estimates of the market value of our principal real estate and real estate-related assets, and our board of directors will determine the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimates provided by the independent third-party valuation expert. Our board of directors is ultimately responsible for determining the estimated per share NAV. Since our board of directors will determine our estimated per share NAV at least annually, there may be changes in the value of our properties that are not fully reflected in the most recent estimated per share NAV. As a result, the published estimated per share NAV may not fully reflect changes in value that may have occurred since the prior valuation. Furthermore, our advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between valuations, or to obtain timely or complete information regarding any such events. Therefore, the estimated per share NAV published before the announcement of an extraordinary event may differ significantly from our actual per share NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment is made to our estimated per share NAV, as determined by our board of directors. Any resulting disparity may be to the detriment of a purchaser of our shares or a stockholder selling shares pursuant to our share repurchase program.
Plan of Distribution
The following information supersedes and replaces the section entitled “Plan of Distribution - Special Discounts - Friends and Family” on page 209 of the prospectus:
Friends and Family
Our executive officers and managers and their immediate family members, as well as officers and persons associated with our advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings) and other individuals designated by our management, and, if approved by our board of directors, joint venture partners, consultants and other service providers, may purchase Class A shares in this Offering at a discount. The purchase price for such shares will be $9.373 per share, reflecting the fact that selling commissions in the amount of $0.705 per share will be waived and not payable in connection with such shares. There is no limit on the number of Class A shares that may be sold to such persons.
Indemnification Agreements
On September 30, 2016, we entered into an indemnification agreement with each of our current directors and executive officers, each referred to herein as an Indemnitee. Each indemnification agreement obligates us to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding. Each Indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in each indemnification agreement, exists.
In addition, each indemnification agreement requires us to advance reasonable expenses incurred by or on behalf of the respective Indemnitee within ten days of our receipt of a statement from the Indemnitee requesting the advance. Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification.
Credit Facility
The following information supplements, and should be read in conjunction with, the table on page 143 contained in the "Investment Objectives, Strategy and Policies - Entry into a Credit Facility" section of the prospectus:

The following table summarizes information on the properties in which our operating partnership has pledged a security interest that serve as collateral for the KeyBank Credit Facility since August 18, 2016:

Property	Date Added	Pool Availability
Somerset Data Center	09/23/2016	$7,425,000
Integris Lakeside Women’s Hospital	09/23/2016	$11,904,000
As of September 30, 2016, CVOP II had a total pool availability under the KeyBank Credit Facility of $258,714,000 and an aggregate outstanding balance of $135,000,000. As of September 30, 2016, $123,714,000 remained to be drawn on the KeyBank Credit Facility.
Revised Forms of Subscription Agreements
Revised forms of our Subscription Agreement and Additional Subscription Agreement are attached as Appendices B and C, respectively, and supersede and replace Appendices B and C in the prospectus.

CARTER VALIDUS®
MISSION CRITICAL REIT II

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.

Amount of Subscription ☐ State of Sale ☐

Minimum Initial Investment is $2,000 ($2,500 - New York) for CVMC REIT II.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

SHARE CLASS REQUIRED ☐ Class A ☐ Class T

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) _____	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ____________________________
☐ Other (Specify) ______________________________________	

> For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS OF 9/22/16 VERSION AC

3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1 __________

Title Line 2 __________

SSN/TIN __________

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name __________ SSN/TIN __________ DOB __________

Secondary Investor Name __________ SSN/TIN __________ DOB __________

Street Address __________

City __________ State __________ ZIP __________

Phone (day) __________ Phone (evening) __________ Email __________

Mailing Address (optional) __________

City __________ State __________ ZIP __________

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: __________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name __________

Custodian/Trustee Address __________

City __________ State __________ ZIP __________

Custodian/Trustee Phone __________ Custodian/Trustee TIN __________

Investor Account Number with Custodian/Trustee __________

6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus __________

☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 5)** __________

☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)** __________

CURRENT FORM AS OF 9/22/16 VERSION AC

6. Distribution Information, continued

Name

Address

City | State | ZIP

Account Number

☐ **Direct Deposit: (Attach Voided Check)** I/we authorize CVMC REIT II, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name | % of Distribution | ☐ Checking

ABA/ Routing Number | Account Number | ☐ Savings

7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | ZIP

Financial Advisor's Phone | Financial Advisor's Fax

Financial Advisor's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of commissions (Class A shares and Class T shares only for CVMC REIT II)

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

8. Electronic Delivery (optional)

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for CVMC REIT II, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize CVMC REIT II to either (i) e-mail stockholder communications to you directly or (ii) make them available on the CVMC REIT II website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents for CVMC REIT II, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to CVMC REIT II as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II is unable to obtain a valid e-mail address for me, CVMC REIT II will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

8. Electronic Delivery (optional), continued

Electronic Delivery Acknowledgement Only

Signature of Investor ______________________ Date ______

Signature of Joint Investor ______________________ Date ______

E-mail (If blank - email from Section 4 will be used) ______________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama:** In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky:** In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Massachusetts:** In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska:** In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey:** In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oregon:** In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

CURRENT FORM AS OF 9/22/16 VERSION AC

9. Subscriber Signatures, continued

____Owner ____Co-Owner

Tennessee: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

9a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature Date

Co-Owner Signature (If applicable) Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) Date

CURRENT FORM AS OF 9/22/16 VERSION AC

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

10a. Mailing Address

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

CURRENT FORM AS OF 9/22/16 VERSION AC

Investor Instructions

(not required to be returned with Subscription Agreement)

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. North Carolina, New Jersey, Alabama, Nebraska and Ohio investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

1a. Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

2. Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including CVMC REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Enter Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Enter Distribution Information

CURRENT FORM AS OF 9/22/16 VERSION AC

7. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase ("NOCP"): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, CVMC REIT II and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

8. Select Electronic Delivery (optional)

9. Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for CVMC REIT II.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9a. Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

CURRENT FORM AS OF 9/22/16 VERSION AC

Guidelines for U.S. Taxpayer Certifications, continued

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of F ederal law, the payer may be subject to civil and criminal penalties.

9/16 CV20010-AC

CARTER VALIDUS®
MISSION CRITICAL REIT II

ADDITIONAL SUBSCRIPTION

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional shares of Carter Validus Mission Critical REIT II. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

1. Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription ____________ State of Sale ____________

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications

2. Account Number

Account Number ____________

3. Investor Information- SSN or TIN Required

Please print name in which shares are registered.

Title Line 1 ____________

Title Line 2 ____________

Primary SSN/TIN ____________ Secondary SSN/TIN ____________

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ____________ SSN/TIN ____________ DOB ____________

Secondary Investor Name ____________ SSN/TIN ____________ DOB ____________

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II ☐ Yes ☐ No

If "yes", please print new address below:

Street Address ____________

City ____________ State ____________ Zip Code ____________

NOTE: Any and all U.S. taxpayers are required to complete Section 5a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 5a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in Section 5b. regarding your SSN or TIN.

CURRENT FORM AS OF 9/22/16 VERSION M

4. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | Zip Code

Financial Advisor's Phone | Financial Advisor's Fax Number

Financial Advisor's E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of commissions (Class A shares and Class T shares only for CVMC REIT II)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Carter Validus Mission Critical REIT II) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

5. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**Alabama:** In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.
____Owner	____Co-Owner	**Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
____Owner	____Co-Owner	**Kentucky:** In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

CURRENT FORM AS OF 9/22/16 VERSION M

5. Subscriber Signatures, continued

____Owner	____Co-Owner	**Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Massachusetts:** In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.
____Owner	____Co-Owner	**Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
____Owner	____Co-Owner	**Nebraska:** In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.
____Owner	____Co-Owner	**New Jersey:** In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
____Owner	____Co-Owner	**North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
____Owner	____Co-Owner	**Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Oregon:** In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.
____Owner	____Co-Owner	**Tennessee:** In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

5a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 5b of this Subscription Agreement for the guidelines on how to complete Section 5a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) ____________________

Exemption from FATCA reporting code (If any) ____________________
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 3 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

CURRENT FORM AS OF 9/22/16 VERSION M

5a. Subscriber Acknowledgements & Signatures, continued

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ______________________

Co-Owner Signature (If applicable) ______________________ Date ______________________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ______________________

5b. Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor [4]

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner [3]
8. A valid trust, estate, or pension trust	The legal entity [5]
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

CURRENT FORM AS OF 9/22/16 VERSION M

5b. Guidelines for U.S. Taxpayer Certifications, continued

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

CURRENT FORM AS OF 9/22/16 VERSION M

6. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Additional Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement, to the appropriate address as outlined in Section 6a.

For Custodial Accounts: Please mail a completed original Additional Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Additional Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Additional Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 6a.

6a. Mailing Address

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Additional Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

9/16 CV20013-M